EXHIBIT 10.3

UNANIMOUS CONSENT OF
THE BOARD OF DIRECTORS OF GILLA INC.
A NEVADA CORPORATION

The undersigned, being all of the Directors of GILLA Inc., a Corporation incorporated in the State of Nevada, (the “Corporation”), do hereby authorize and approve the actions set forth in the following resolution, and do hereby consent to the following actions of the Corporation, which actions are hereby deemed effective as of the date hereof:

WHEREAS the Corporation is acquiring Snoke Distribution Canada Ltd. (“Snoke”) under the terms and conditions set forth in the attachments to this consent document (“Schedule A”); and,

WHEREAS  the Corporation has completed a Private Placement of common shares of the Corporation for gross proceeds of a minimum of $250,000 and a maximum of $500,000; and,

WHEREAS the Corporation is indebted to Credifinance Capital Corp. (“CFCC”), a Delaware Corporation, in the amount of $275,000 as reflected by a Credit Note dated April 15, 2011, issued pursuant to a loan agreement of same date (“CFCC Loan Agreement”);

RESOLVED, that the Corporation instruct its stock transfer agent, OTC Stock Transfer Inc., to  issue shares in the common stock of the Corporation to the shareholders of Snoke in the amounts stipulated in the schedule attached to this consent document (“Schedule B”); and,

RESOLVED, that the Corporation instruct its stock transfer agent, OTC Stock Transfer Inc., to issue shares in the common stock of the Corporation to the subscribers to the Private Placement in the amounts stipulated on the schedule attached to this consent document (“Schedule C”), such shares to bear a restrictive legend in accordance with the regulations of the United States Securities & Exchange Commission (“SEC”); and,

RESOLVED, that CFCC Loan Agreement be terminated and that the Corporation enter into a new loan agreement with CFCC and that a new Credit Note reflecting the terms and conditions set forth in the attachments to this consent document (“Schedule D”) be issued; and,

RESOLVED, that the Corporation accept the resignations of the following: Georges Benarroch, President and Director; Daniel Barrette, Chief Operating Officer and Director; Linda Kent, Corporate Secretary and Director, and;

RESOLVED, that the following nominees be appointed as Directors of the Corporation: Ernest “Ernie” Eves, Graham Simmonds, Danny Yuranyi; and,

RESOLVED, that the Corporation make such regulatory filings as may be required within the time frame mandated.

IN WITNESS WHEREOF, the undersigned have executed this consent, this 15th day of November, 2012.

By:	/s/ Georges Benarroch
Name:	Georges Benarroch

By:	/s/ Daniel Barrette
Name:	Daniel Barrette

By:	/s/ Linda Kent
Name:	Linda Kent

By:	/s/ Stanley D. Robinson
Name:	Stanley D. Robinson

SCHEDULE A
Acquisition Documents

SCHEDULE B

Shares to Be Issued to Snoke

Shareholder Name	# of Shares	Residential Address

SCHEDULE C

Shares to be Issued Pursuant to Private Placement

Shareholder Name	# of Shares	Residential Address

SCHEDULE D

Credit Note Issued to Credifinance Capital Corp.